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                                                                     EXHIBIT T3E

[LOGO]
PG&W    PENNSYLVANIA
        GAS AND WATER
        COMPANY
WILKES-BARRE CENTER
39 PUBLIC SQUARE, WILKES-BARRE, PENNSYLVANIA 18711-0601


                                                               October 19, 1995

Dear PG&W First Mortgage Bondholder:

  Pennsylvania Gas and Water Company ("PG&W") is soliciting the consent of the holders of its First Mortgage Bonds to approve certain amendments to the Indenture of Mortgage and Deed of Trust (under which the First Mortgage Bonds were issued). The consent solicitation will expire at 5:00 p.m., New York City time on November 20, 1995, unless otherwise extended, as described in the attached Consent Solicitation Statement. These amendments to the Indenture of Mortgage and Deed of Trust are being proposed in connection with the sale by PG&W and Pennsylvania Enterprises, Inc., the parent of PG&W ("PEI"), of PG&W's regulated water operations and certain related assets (the "Sale of the Water Business") to Pennsylvania-American Water Company ("PAWC"), a wholly-owned subsidiary of American Water Works Company, Inc., for approximately $409 million (including debt assumed), subject to adjustment. Following the Sale of the Water Business, PG&W would continue to conduct its gas utility operations.

  The PG&W Board of Directors believes that, in addition to divesting an underperforming asset, the Sale of the Water Business will eliminate the need to fund (possibly by the issuance of additional First Mortgage Bonds) the large capital expenditures that are required for the water operations, give management more time and capital to focus on the growth of the gas operations and potentially reduce operating expenses. Also, the PG&W Board believes that the recapitalizations being considered in connection with the Sale of the Water Business and more fully discussed in the attached Consent Solicitation Statement will have a positive effect on PG&W's financial and capital ratios and credit rating.

  We are asking holders of First Mortgage Bonds to approve certain amendments to the Indenture of Mortgage and Deed of Trust that will permit PG&W and PEI to consummate the Sale of the Water Business and certain proposed recapitalizations, principally using the proceeds from such sale. In particular, the amendments would permit, and simplify the procedures for, the release from the lien of the Indenture of Mortgage and Deed of Trust of property not used exclusively in connection with PG&W's gas utility operations and certain other property PAWC will have the right to utilize after such sale. The amendments would also modify certain requirements of the Indenture to make them more appropriate for a company that will, following the Sale of the Water Business, be primarily a gas utility.

  These amendments to the Indenture of Mortgage and Deed of Trust, which are more fully described in the attached Consent Solicitation Statement, must be approved by the written consent of the holders of 60% of the aggregate principal amount of PG&W's outstanding First Mortgage Bonds and by the written consent of the holders of 60% of the aggregate principal amount of PG&W's First Mortgage Bonds 9.23% Series due 1999, 9.34% Series due 2019 and 8.375% Series due 2002, voting as one class.

             PG&W RECOMMENDS THAT YOU CONSENT TO THESE AMENDMENTS.

  Important information regarding PG&W, the proposed amendments and the proposed Sale of the Water Business is included in the attached Consent Solicitation Statement and the Joint Proxy Statement of PG&W and PEI dated September 1, 1995 with respect to the Sale of the Water Business, which is enclosed with the attached Consent Solicitation Statement. You are urged to read the Consent Solicitation Statement and the Joint Proxy Statement carefully.
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  PG&W has retained the services of D.F. King & Co. Inc. to assist with the solicitation of consents. If you have any questions regarding the proposed amendments to the Indenture of Mortgage, please call D.F. King at (212) 269-5550.

  YOUR CONSENT IS IMPORTANT. Please complete, sign and date the enclosed form of consent and return it in the enclosed envelope as soon as possible to ensure receipt on or prior to 5:00 p.m. New York City time on November 20, 1995.

                                          Sincerely,

                                          /s/ Dean T. Casaday
                                          Dean T. Casaday
                                          President and Chief Executive Officer

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                      PENNSYLVANIA GAS AND WATER COMPANY

                              WILKES-BARRE CENTER
                               39 PUBLIC SQUARE
                     WILKES-BARRE, PENNSYLVANIA 18711-0601
                           TELEPHONE: (717) 829-8843

                  NOTICE OF SOLICITATION OF CONSENTS TO AMEND
           THE INDENTURE WITH RESPECT TO PG&W'S FIRST MORTGAGE BONDS

  Pennsylvania Gas and Water Company ("PG&W") is soliciting (the "Solicitation") the consents (the "Consents") of registered holders of its First Mortgage Bonds 9.23% Series due 1999, 9.34% Series due 2019, 8.375% Series due 2002, 7.20% Series due 2017, 7.125% Series due 2022, 6.05% Series due 2019 and 7% Series due 2017 (collectively, the "First Mortgage Bonds") to a proposal (the "Proposal") to approve certain amendments, set forth in Annex A to this Consent Solicitation Statement, to the Indenture of Mortgage and Deed of Trust dated as of March 15, 1946 from PG&W to First Trust of New York, National Association, as trustee (the "Mortgage Trustee"), as supplemented by twenty-nine supplemental indentures (the "First Mortgage Indenture"). Approval of the Proposal is required to enable PG&W and Pennsylvania Enterprises, Inc., the parent of PG&W ("PEI"), to consummate the sale of PG&W's regulated water operations and certain related assets (the "Sale of the Water Business") to Pennsylvania-American Water Company ("PAWC"), a wholly-owned subsidiary of American Water Works Company, Inc. ("AWWC"), for approximately $409 million (including debt assumed), subject to adjustment.

  Pursuant to the Proposal, the First Mortgage Indenture will be amended to:

    (1) permit the release (the "Special Release") from the lien of the First Mortgage Indenture of all PG&W property not used exclusively in connection with PG&W's gas utility operations and certain PG&W property which PAWC will have the right to utilize after the consummation of the Sale of the Water Business pursuant to an operating and maintenance easement agreement to be executed by PG&W and PAWC (the "Easement Agreement");

    (2) simplify the procedures currently set forth in the First Mortgage Indenture with respect to obtaining the Special Release from the Mortgage Trustee;

    (3) eliminate the requirements currently set forth in the First Mortgage Indenture with respect to the deposit and withdrawal of trust moneys associated with the PG&W property that is the subject of the Special Release;

    (4) permit PG&W, following the consummation of the Sale of the Water Business, to (a) pay to PEI, the sole holder of PG&W's common stock, no par value, stated value $10 per share ("PG&W Common Stock"), a portion (not to exceed $85 million) of the proceeds of the Sale of the Water Business to repurchase from PEI shares of PG&W Common Stock, which funds would, in turn, be used by PEI to repurchase from the public shares of common stock, no par value, stated value $10 per share of PEI ("PEI Common Stock") (currently estimated to be approximately 2,200,000 shares) and (b) issue to PEI a $30 million 10.125% promissory note due June 15, 1999, to further reduce PEI's common shareholder's investment in PG&W;

    (5) adjust PG&W's annual maintenance and replacement funding requirements with respect to its properties to reflect PG&W's ongoing operating requirements as primarily a gas utility following the Sale of the Water Business;

    (6) eliminate PG&W's ability to issue additional first mortgage bonds based upon the amount of first mortgage bonds previously authenticated and delivered under the First Mortgage Indenture which were redeemed, retired or repaid on or prior to the date of the consummation of the Sale of the Water Business; and
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    (7) make such other changes as may be appropriate following the Sale of the Water Business to remove from the First Mortgage Indenture all references to non-gas utility properties and operations of PG&W.

  This Consent Solicitation Statement is being furnished to holders of First Mortgage Bonds as of October 16, 1995 (the "Record Date"). The Solicitation is being made upon the terms and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. See "The Solicitation--Conditions of the Solicitation". Approval of the Proposal requires the Consents of the record holders of at least (collectively, the "Requisite Consents") (a) 60% in aggregate outstanding principal amount of the First Mortgage Bonds and (b) 60% in aggregate outstanding principal amount of PG&W's First Mortgage Bonds 9.23% Series due 1999, 9.34% Series due 2019 and 8.375% Series due 2002 (collectively, the "Private Series"), voting as one class.

  If PG&W delivers the Requisite Consents approving the Proposal to the Mortgage Trustee, PG&W and the Mortgage Trustee will execute a supplemental indenture (the "Thirtieth Supplemental Indenture") adopting the amendments set forth in the Proposal (the "Proposed Amendments"). The Proposed Amendments will become effective and binding upon each holder of First Mortgage Bonds as of the date of the consummation of the Sale of the Water Business, whether or not such holder delivered a Consent. In the event that the Sale of the Water Business is not consummated, the Proposed Amendments will not become effective. See "The Solicitation--General".

  THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON NOVEMBER 20, 1995, UNLESS EXTENDED AT THE OPTION OF PG&W FOR A SPECIFIED PERIOD OR ON A DAILY BASIS UNTIL THE REQUISITE CONSENTS HAVE BEEN RECEIVED (THE "EXPIRATION DATE"). FIRST MORTGAGE BONDHOLDERS MAY REVOKE THEIR CONSENTS AT ANY TIME UP TO THE EXPIRATION DATE AT WHICH TIME, SUCH CONSENTS WILL BECOME IRREVOCABLE.

  The Mortgage Trustee is not responsible for the contents of the Consent Solicitation Statement or any of the other accompanying materials and takes no position with respect to the Proposal.

  Enclosed with this Consent Solicitation Statement is the Joint Proxy Statement dated September 1, 1995 of PEI and PG&W (the "Joint Proxy Statement"), which PEI sent to holders of PEI Common Stock and PG&W sent to holders of its preferred stock, par value $100 per share ("PG&W Preferred Stock"), and its depositary preferred shares, each representing a 1/4 interest in shares of its 9% cumulative preferred stock, in order to seek approval of the Sale of the Water Business. At meetings held on October 11, 1995, holders of PEI Common Stock and PG&W Preferred Stock approved the Sale of the Water Business. This Consent Solicitation Statement is not intended to be complete by itself, and is qualified in its entirety by reference to the more detailed information set forth in the Joint Proxy Statement, including information as to the Sale of the Water Business, PEI's and PG&W's current and proposed capital structures and the related recapitalizations, PEI's and PG&W's management and PEI's and PG&W's financial statements and management's discussion and analysis. Each holder of First Mortgage Bonds is urged to read the Joint Proxy Statement in its entirety.

  The Solicitation is not being made to holders of First Mortgage Bonds in any jurisdiction in which the Solicitation would not be in compliance with the securities or blue sky laws of such jurisdiction. PG&W has not retained any representative to act on behalf of holders of First Mortgage Bonds in connection with the Solicitation or to prepare any report as to the fairness of the Solicitation's terms.

  The date of this Consent Solicitation Statement is October 19, 1995. This Consent Solicitation Statement is first being mailed to holders of PG&W's First Mortgage Bonds on or about October 19, 1995.

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                               THE SOLICITATION

GENERAL

  Subject to the satisfaction of certain conditions, see "--Conditions of the Solicitation", but in no event prior to the Expiration Date, promptly after the receipt of the Requisite Consents, the Mortgage Trustee and PG&W will execute the Thirtieth Supplemental Indenture adopting the Proposed Amendments (the "Effective Time"). The Proposed Amendments will become effective and binding upon each holder of First Mortgage Bonds as of the date of the consummation of the Sale of the Water Business, whether or not such holder delivered a Consent. In the event that the Sale of the Water Business is not consummated, the Proposed Amendments will not become effective.

  The Consents are being solicited by PG&W. PG&W recommends that holders of its First Mortgage Bonds consent to the Proposed Amendments. All costs of the Solicitation, including the costs of preparing, printing and mailing this Consent Solicitation Statement, will be paid by PG&W. In addition to the use of the mail, Consents may be solicited by directors, officers and other employees of PG&W without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. PG&W has also retained D.F. King & Co., Inc. (the "Information Agent") to aid in the solicitation of Consents with respect to the Proposal, to respond to inquiries of holders of First Mortgage Bonds and to perform other related services at a fee estimated to be in the range of $5,000, plus reimbursement for reasonable and customary out-of-pocket expenses.

REQUISITE CONSENTS

  Approval of the Proposal requires the receipt without revocation of the Requisite Consents consisting of the Consents of at least (i) 60% in aggregate outstanding principal amount of the First Mortgage Bonds and (ii) 60% in aggregate outstanding principal amount of the Private Series, voting as one class.

EXPIRATION DATE; EXTENSIONS

  The term "Expiration Date" means 5:00 p.m., New York City time on November 20, 1995, unless PG&W, in its sole discretion, extends the period during which the Solicitation is open, in which event the term "Expiration Date" means the latest time and date to which the Consent Solicitation is so extended. PG&W reserves the right to extend the Consent Solicitation at any time and from time to time, by giving oral or written notice to the Mortgage Trustee no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement or by written notice to the registered holders of the First Mortgage Bonds. Such announcement or notice may state that PG&W is extending the Consent Solicitation for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents have been received.

  PG&W expressly reserves the right for any reason (i) to terminate the Solicitation at any time prior to the execution of the Thirtieth Supplemental Indenture (whether or not the Requisite Consents have been received) by giving written notice of such termination to the Mortgage Trustee or (ii) not to extend the Solicitation beyond 5:00 p.m. on November 20, 1995, whether or not the Requisite Consents have been received by such date. Any such action by PG&W will be followed as promptly as practicable by notice thereof by press release or other public announcement or by written notice to the registered holders of the First Mortgage Bonds.

TERMINATION OF THE SOLICITATION

  If the Solicitation is terminated for any reason before the Effective Time, the Consents will be voided and the Proposed Amendments will not be effected.

CONSENT PROCEDURES; REVOCATION OF CONSENTS

  This Consent Solicitation Statement is being sent to all registered holders of PG&W's First Mortgage Bonds as of the Record Date. Copies of this Consent Solicitation Statement will also be furnished to fiduciaries,

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custodians and brokerage houses for forwarding to beneficial holders of First
Mortgage Bonds held in their names. Only those persons who are registered holders of First Mortgage Bonds may execute and deliver a Consent. A beneficial holder of First Mortgage Bonds who is not the registered holder of such First Mortgage Bonds (such as a beneficial holder of First Mortgage Bonds whose First Mortgage Bonds are registered in the name of a nominee, such as a brokerage firm) must (i) arrange for the registered holder to execute a Consent and deliver it to PG&W on such beneficial owner's behalf or (ii) obtain a duly executed proxy from the registered holder authorizing the beneficial holder to execute a consent and deliver to PG&W a Consent with respect to the First Mortgage Bonds on behalf of such registered holder.

  Holders of Luzerne County Industrial Development Authority Exempt Facilities Revenue Refunding and Revenue Bonds (Pennsylvania Gas and Water Company Project) ("IDB Bonds") are receiving this Consent Solicitation Statement and being asked to instruct PNC Bank, National Association, the trustee for the IDB Bonds, (the "IDA Trustee") as to how to vote the First Mortgage Bonds which presently secure the IDB Bonds. Enclosed for such holders is a single form of Consent (the colored card) that relates to the Proposed Amendments and also to certain amendments relating only to the IDB Bonds.

  If a person holds both IDB Bonds and First Mortgage Bonds, he or she should execute both the white card relating to such First Mortgage Bonds and the colored card relating to such IDB Bonds.

  Holders of First Mortgage Bonds who wish to Consent should mail, hand deliver or send by overnight courier their properly completed and executed Consents in the enclosed envelope to D.F. King & Co. Inc., 77 Water Street, 20th Floor, New York, New York 10005, Attention: John Bibas. Holders of First Mortgage Bonds who wish to revoke a Consent may do so by filing with the Information Agent written notice of revocation bearing a later date than the Consent or by duly executing a later-dated Consent relating to the same First Mortgage Bonds. Any written notice revoking a Consent with respect to First Mortgage Bonds must be sent by overnight courier or certified mail, for receipt no later than the Expiration Date, to D.F. King & Co. Inc., 77 Water Street, 20th Floor, New York, New York 10005, Attention : John Bibas.

  All Consents that are properly completed, signed and delivered to the Information Agent and not revoked prior to the Expiration Date will be given effect in accordance with the instructions thereon. All executed but unmarked Consents will be voted FOR approval of the Proposal.

  All Consents must be executed in exactly the same name(s) as the registered holder(s) appear(s) on the First Mortgage Bonds. If First Mortgage Bonds to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent.

  The registered ownership of the First Mortgage Bonds shall be confirmed by the Mortgage Trustee, as registrar of the First Mortgage Bonds. All questions as to the validity, form, and revocation of Consents with respect to First Mortgage Bonds shall be determined by PG&W in its sole discretion, which determination will be conclusive and binding, subject to such final review as may be prescribed by the Mortgage Trustee concerning proof of execution and ownership. PG&W reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of PG&W or its counsel, be unlawful. PG&W also reserves the right, subject to such final review as the Mortgage Trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. PG&W's interpretation of the terms and conditions of this Solicitation shall be conclusive and binding.

CONDITIONS OF THE SOLICITATION

  Consents will become irrevocable on the Expiration Date. Subject to the satisfaction of certain conditions, promptly after the receipt of the Requisite Consents, but in no event prior to the Expiration Date, the Mortgage

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Trustee and PG&W will execute the Thirtieth Supplemental Indenture. Execution of the Thirtieth Supplemental Indenture is conditioned upon the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the entering into of the Thirtieth Supplemental Indenture. The Solicitation may be abandoned by PG&W at any time prior to the execution of the Thirtieth Supplemental Indenture for any reason, in which case all Consents will be voided.

  The Proposed Amendments will not become effective unless the Sale of the Water Business is consummated.

REGULATORY APPROVALS

  The required approval of the Proposed Amendments by the Pennsylvania Public Utility Commission was obtained on August 31, 1995.

ADDITIONAL INFORMATION

  Requests for additional copies of this Consent Solicitation Statement, the Joint Proxy Statement or the form of Consent should be directed to D.F. King & Co. Inc., 77 Water Street, 20th Floor, New York, New York 10005, Attention:
John Bibas (telephone (212) 269-5550).

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                  BACKGROUND AND PURPOSES OF THE SOLICITATION

  Pursuant to an Asset Purchase Agreement dated as of April 26, 1995 among PG&W, PEI, PAWC and AWWC (the "Asset Purchase Agreement"), PEI and PG&W have agreed to sell PG&W's regulated water operations and certain related assets (the "Water Business") to PAWC for a purchase price equal to approximately $409 million (including debt assumed), subject to adjustment. Most of the assets constituting PG&W's Water Business are subject to the lien of the First Mortgage Indenture. The Asset Purchase Agreement provides that it is a condition to the consummation of the Sale of the Water Business that PG&W obtain the Requisite Consents in order to, among other things, release from the lien of the First Mortgage Indenture all property which constitutes PG&W's Water Business, as well as certain PG&W property which will be the subject of the Easement Agreement. Consummation of the Sale of the Water Business is also subject to the satisfaction of certain other conditions contained in the Asset Purchase Agreement. For a description of the Asset Purchase Agreement, see "THE SALE OF THE WATER BUSINESS--Basic Terms of the Asset Purchase Agreement" in the enclosed Joint Proxy Statement of PEI and PG&W. For a description of the background of the Sale of the Water Business, see "SPECIAL FACTORS-- Background of and Reasons for the Sale of the Water Business" in the enclosed Joint Proxy Statement of PEI and PG&W.

  In addition, in connection with the Sale of the Water Business, PG&W is seeking the approval of the holders of its First Mortgage Bonds to certain amendments to the First Mortgage Indenture which will enable PG&W and PEI to utilize the proceeds of the Sale of the Water Business to implement certain recapitalizations of PEI and PG&W to adjust their respective capital structures to levels more appropriate to the size and nature of their post-sale operations. For a description of these proposed recapitalizations, see "USE OF CERTAIN PROCEEDS OF THE SALE OF THE WATER BUSINESS," "PEI PRO FORMA FINANCIAL INFORMATION" and "PG&W PRO FORMA FINANCIAL INFORMATION" in the enclosed Joint Proxy Statement of PEI and PG&W. PG&W is also seeking the approval of the holders of the First Mortgage Bonds of certain other amendments to the First Mortgage Indenture which are designed to make the First Mortgage Indenture consistent with PG&W's status following the consummation of the Sale of the Water Business as a company primarily engaged in gas utility operations. For a description of the Proposed Amendments, see "DESCRIPTION OF THE PROPOSED AMENDMENTS" and Annex A to this Consent Solicitation Statement.

  At a meeting held on August 7, 1995, the Board of Directors of PG&W approved the Proposed Amendments to the First Mortgage Indenture. At meetings held on October 11, 1995, the PEI common shareholders and the PG&W preferred shareholders approved and adopted the Asset Purchase Agreement and the transactions contemplated thereby, including the Sale of the Water Business.

               PG&W RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

                    DESCRIPTION OF THE PROPOSED AMENDMENTS

  Set forth below is a description of the material Proposed Amendments contained in the Thirtieth Supplemental Indenture and the related provisions of the First Mortgage Indenture. The full text of each of the applicable provisions of the First Mortgage Indenture, marked to show the Proposed Amendments to be made pursuant to the Thirtieth Supplemental Indenture, is attached to this Consent Solicitation Statement as Annex A. The following statements are subject to, and qualified in their entirety by reference to, the applicable provisions of the First Mortgage Indenture and the Thirtieth Supplemental Indenture, which are incorporated in this Consent Solicitation Statement by reference. Copies of the First Mortgage Indenture and the Thirtieth Supplemental Indenture will be furnished, without charge, to any holder of First Mortgage Bonds who makes a written or oral request therefor to D.F. King & Co. Inc., 77 Water Street, 20th Floor, New York, New York 10005,
Attention: John Bibas (telephone (212) 269-5550). In order to ensure timely delivery of the documents, any such requests should be made by November 8, 1995. PG&W RESERVES THE RIGHT TO MAKE CHANGES IN THE TEXT OF THE THIRTIETH SUPPLEMENTAL INDENTURE THAT DO NOT HAVE A MATERIAL ADVERSE EFFECT ON THE HOLDERS OF ITS FIRST MORTGAGE BONDS.

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

  (1) AMENDMENTS TO PERMIT RELEASE OF CERTAIN PG&W PROPERTY FROM THE LIEN OF THE FIRST MORTGAGE INDENTURE

  Currently, the granting clause of the First Mortgage Indenture subjects substantially all of PG&W's properties to the lien of the First Mortgage Indenture. The First Mortgage Indenture does not currently permit PG&W to sell or dispose of its water properties and divest itself of its interest in its Water Business. It is a condition to the consummation of the Sale of the Water Business that PG&W obtain a release from the lien of the First Mortgage Indenture of all properties that will be conveyed to PAWC, as well as certain property which will be the subject of the Easement Agreement. PG&W is seeking the Special Release to permit the release from the lien of the First Mortgage Indenture of (a) all property of PG&W not used exclusively in connection with PG&W's gas utility operations (including all property to be sold to PAWC pursuant to the Asset Purchase Agreement and all other land except for several hundred acres used exclusively in connection with PG&W's gas utility operations) and (b) certain property of PG&W, which PAWC will have the right to utilize after the consummation of the Sale of the Water Business pursuant to the Easement Agreement. See Annex A hereto for the text of the proposed amendments to the granting clause and Section 8.03 of the First Mortgage Indenture.

  The Special Release would not impair the security required for the First Mortgage Bonds which will be outstanding after the consummation of the Sale of the Water Business. The First Mortgage Indenture requires that PG&W maintain as security for its outstanding first mortgage bonds an amount of property subject to the lien of the First Mortgage Indenture having a fair value equal to 166-2/3% of the principal amount of such outstanding first mortgage bonds. As of October 19, 1995, PG&W had $184 million aggregate principal amount of First Mortgage Bonds outstanding (composed of $55 million aggregate principal amount of the Private Series and $129 million aggregate principal amount of PG&W's First Mortgage Bonds 7.20% Series due 2017, 7.125% Series due 2022, 6.05% Series due 2019 and 7% Series due 2017, (collectively, the "IDB Series")) against approximately $667 million of PG&W property subject to the lien of the First Mortgage Indenture. This amount of PG&W property (equal to 362% of the aggregate principal amount of the outstanding First Mortgage Bonds) is far in excess of the $306.6 million (or 166-2/3% of the aggregate principal amount of the First Mortgage Bonds) of property required by the First Mortgage Indenture to be held by PG&W. In connection with the consummation of the Sale of the Water Business, the IDB Series will be cancelled (due to the issuance by PAWC of its own general mortgage bonds in substitution for the IDB Series, which general mortgage bonds will secure obligations currently secured by the IDB Series), leaving only the Private Series outstanding following the sale. Giving effect to the Special Release, PG&W estimates that as of December 31, 1995 (the projected date of consummation of the Sale of the Water Business), the $55 million aggregate principal amount of the Private Series then outstanding would be secured by property used exclusively in connection with PG&W's gas utility operations, which will be subject to the lien of the First Mortgage Indenture, having a book value equal to approximately $283 million. The book value of this PG&W property (equal to 514% of the aggregate principal amount of the then outstanding First Mortgage Bonds) will also be far in excess of the $91.7 million of PG&W property (or 166-2/3% of the aggregate principal amount of the Private Series) required by the First Mortgage Indenture to be held by PG&W as security for the Private Series. In fact, as described above, the security for PG&W's outstanding First Mortgage Bonds represented by PG&W property will be greater (as a percentage of outstanding bonds) after the Sale of the Water Business than before. PG&W has agreed to provide to the Mortgage Trustee a certificate of an independent engineer who will perform an appraisal of PG&W's gas utility properties and certify that PG&W's gas utility properties, which will remain subject to the lien of the First Mortgage Indenture, have a fair value equal to not less than $91.7 million.

  (2) AMENDMENTS TO SIMPLIFY FIRST MORTGAGE INDENTURE PROPERTY RELEASE
PROVISIONS

  PG&W is seeking to simplify the procedures required by the First Mortgage Indenture with respect to obtaining the Special Release from the Mortgage Trustee. Based upon PG&W's prior experience, PG&W has

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found that compliance with certain of the First Mortgage Indenture's procedures is extremely cumbersome and expensive. PG&W and PAWC are seeking to close the Sale of the Water Business by December 31, 1995. However, the preparation of certain of the certificates currently required by the First Mortgage Indenture could delay this projected closing by up to several months and add considerable transaction costs without any corresponding benefit to the holders of the First Mortgage Bonds. PG&W is seeking to simplify the procedures currently set forth in the First Mortgage Indenture in order to put itself in a position to close the Sale of the Water Business by December 31, 1995. See Annex A hereto for the text of the proposed amendments to Section
8.03 of the First Mortgage Indenture.

  (3) AMENDMENT TO ELIMINATE REQUIREMENTS WITH RESPECT TO THE DEPOSIT AND WITHDRAWAL OF TRUST MONEYS ASSOCIATED WITH PG&W PROPERTY WHICH IS THE SUBJECT OF THE SPECIAL RELEASE

  Currently, the First Mortgage Indenture provides that at the time that PG&W applies to the Mortgage Trustee for a release of the lien of the First Mortgage Indenture on any properties, PG&W must deposit with the Mortgage Trustee, as trust moneys, any consideration received by PG&W with respect to the sale or transfer of such properties. PG&W may withdraw such moneys which have been deposited with the Mortgage Trustee upon application to the Mortgage Trustee in accordance with the procedures set forth in the First Mortgage Indenture. Based upon PG&W's prior experience, PG&W has found compliance with certain of these procedures to be extremely cumbersome and expensive. In order to obtain the benefits of certain proposed recapitalizations as soon as possible after the consummation of the Sale of the Water Business, PG&W and PEI plan to consummate these recapitalizations utilizing the proceeds of the Sale of the Water Business as promptly as possible following the consummation of such sale. See "USE OF CERTAIN PROCEEDS OF THE SALE OF THE WATER BUSINESS", "PG&W PRO FORMA FINANCIAL INFORMATION" and "PEI PRO FORMA FINANCIAL INFORMATION" in the enclosed Joint Proxy Statement for a description of these recapitalizations and their effect on PG&W and PEI. However, the preparation of certain of the certificates currently required by the First Mortgage Indenture could require anywhere from several weeks to several months to prepare, during which time PG&W would be unable to utilize any of the proceeds (which will have been deposited with the Mortgage Trustee) of the Sale of the Water Business. PG&W is seeking to eliminate the requirement that it deposit such proceeds with the Mortgage Trustee and then apply for the withdrawal of such proceeds in order to obtain immediate use of the proceeds of the Sale of the Water Business and thus to be able to proceed promptly with its proposed recapitalization and the proposed recapitalization of PEI. See Annex A hereto for the text of the proposed amendments to Section 8.11 of the First Mortgage Indenture.

  (4) AMENDMENTS TO DIVIDEND, PAYMENT AND REPURCHASE RESTRICTIONS WITH RESPECT TO PG&W COMMON STOCK

  The First Mortgage Indenture restricts PG&W's ability to make dividend and other payments with respect to PG&W Common Stock and to repurchase shares of PG&W Common Stock in an amount in excess of a formula based on PG&W's cumulative earned surplus. As of June 30, 1995, the most recent date for which financial results of PG&W have been published, PG&W was restricted from making dividend and other payments with respect to PG&W Common Stock or repurchase shares of PG&W Common Stock in excess of $59.1 million. Pursuant to the terms of the Asset Purchase Agreement, the purchase price with respect to the Sale of the Water Business will be paid to PG&W. In order to proceed with its proposed recapitalization and the proposed recapitalization of PEI, PG&W will transfer to PEI a portion of the proceeds it will receive in the Sale of the Water Business. PG&W is seeking a one-time exception to the dividend and other payment and repurchase restrictions set forth in the Mortgage Indenture to enable it, following the consummation of the Sale of the Water Business: (i) to pay to PEI an amount not to exceed $85.0 million in order to repurchase from PEI shares of PG&W Common Stock, which funds would be utilized, in turn, by PEI to repurchase shares of PEI Common Stock from the public (currently estimated to be approximately 2,200,000 shares), and (ii) to issue to PEI a $30.0 million note as a dividend in order to further reduce PEI's common shareholder's investment in PG&W. These common stock repurchases by both PEI and PG&W and the dividend payment by PG&W will enable PEI and PG&W to adjust their respective capital structures to levels more appropriate to the size and nature of their post-sale operations. See "USE OF CERTAIN PROCEEDS OF THE SALE OF THE WATER BUSINESS",

"PG&W PRO FORMA FINANCIAL INFORMATION" AND "PEI PRO FORMA FINANCIAL INFORMATION" in the enclosed Joint Proxy Statement for a description of the proposed recapitalizations of PEI and PG&W. See Annex A hereto for the text of the proposed amendments to Section 4.11 of the First Mortgage Indenture.

  (5) AMENDMENTS TO ADJUST PG&W'S ANNUAL MAINTENANCE AND REPLACEMENT FUNDING REQUIREMENTS

  Currently, the First Mortgage Indenture requires PG&W to pay to the Mortgage Trustee an amount equal to 12 1/2% of its gross annual water operating revenues and 15% of its gross gas operating revenues for the purpose of funding PG&W's annual maintenance and replacement requirements with respect to the properties which are subject to the lien of the First Mortgage Indenture. PG&W is seeking to eliminate the requirement that PG&W pay to the Mortgage Trustee 12 1/2% of its gross annual water operating revenues since following the consummation of the Sale of the Water Business and the execution and delivery of the Special Release, the only PG&W property subject to the lien of the First Mortgage Indenture will be property used exclusively in connection with PG&W's gas utility operations.

  In addition, pursuant to Section 4.10 of the First Mortgage Indenture, PG&W has been permitted to take certain credits toward its annual maintenance and replacement funding requirements based upon, among other things, (i) the amounts expended by PG&W for repairs to and maintenance of the property which is subject to the lien of the First Mortgage Indenture and (ii) the amount of net property additions which PG&W could have utilized as the basis for the issuance of additional first mortgage bonds under the First Mortgage Indenture but instead elected to utilize as the basis of a credit toward its annual maintenance and replacement funding requirements. The First Mortgage Indenture has permitted PG&W to carry forward from one year to the next any credits in excess of those required to offset its payment obligations. On a cumulative basis, since the initial series of bonds was issued under the First Mortgage Indenture in 1946, PG&W has accumulated a significant credit balance. This credit balance resulted principally from net property additions with respect to both gas and water properties which were not utilized as the basis for the issuance of additional first mortgage bonds under the First Mortgage Indenture. Following the consummation of the Sale of the Water Business and the execution of the Special Release, however, the only PG&W properties which would remain subject to the lien of the First Mortgage Indenture are properties used exclusively in connection with PG&W's gas utility operations. PG&W believes that it would be inappropriate to carry forward against its maintenance and replacement funding requirements for its gas properties, a credit balance accumulated with respect to both its gas and water properties. Assuming that the relevant data was even available, it would be extremely burdensome for PG&W to attempt to segregate from its cumulative credit balance, the amounts attributable solely to its gas properties expended over the nearly 50 years during which first mortgage bonds have been issued under the First Mortgage Indenture. PG&W is, therefore, also seeking to amend the First Mortgage Indenture to reduce its maintenance and replacement funding credit balance to zero immediately after the consummation of the Sale of the Water Business so that PG&W would determine its future maintenance and replacement funding requirements on a basis appropriate to a gas utility business based only upon (i) the amounts expended by PG&W for repairs to and maintenance of its gas utility properties, (ii) the amount of its net gas property additions and (iii) its gross annual gas operating revenues, in each case, from and after the date of the consummation of the Sale of the Water Business. See Annex A hereto for the text of the proposed amendments to
Section 4.10 of the First Mortgage Indenture.

  (6) AMENDMENTS TO RESTRICT PG&W'S ABILITY TO ISSUE ADDITIONAL FIRST MORTGAGE BONDS BASED UPON THE AMOUNT OF FIRST MORTGAGE BONDS PREVIOUSLY AUTHENTICATED AND DELIVERED UNDER THE FIRST MORTGAGE INDENTURE

  The First Mortgage Indenture provides that PG&W may issue first mortgage bonds in an amount equal to 60% of unapplied property additions. (This requirement is the inverse of the requirement that PG&W maintain as security for its outstanding first mortgage bonds, an amount of property subject to the lien of the First Mortgage Indenture equal to 166 2/3% of the aggregate principal amount of such outstanding first mortgage bonds.) The First Mortgage Indenture, however, also currently allows PG&W to issue additional first mortgage bonds in an amount equal to 100% of the principal amount of all first mortgage bonds previously authenticated and delivered under the First Mortgage Indenture which have been paid, retired, redeemed or cancelled and for which no other credit has been taken under the First Mortgage Indenture. The effect of this provision has been to allow PG&W to, in effect, "reuse" the same net property additions to issue new series of first mortgage bonds, although PG&W has only issued one series of first mortgage bonds based on this provision. PG&W is, however, seeking to amend Section 3.07 of the First Mortgage Indenture to eliminate its ability to issue additional first mortgage bonds based upon the amount of first mortgage bonds previously authenticated and delivered under the First Mortgage Indenture which have been paid, retired, redeemed or cancelled on or prior to the date of the consummation of the Sale of the Water Business. Immediately following the consummation of the Sale of the Water Business (currently projected for December 31, 1995) and the execution of the Special Release, PG&W estimates the book value of net property additions with respect to PG&W's gas utility operations which would remain subject to the lien of the First Mortgage Indenture will be equal to approximately $283 million. Following the consummation of the Sale of the Water Business, there will be $55 million aggregate principal amount of First Mortgage Bonds (the Private Series) outstanding under the First Mortgage Indenture. Using the 60% issuance ratio based on net property additions, following the consummation of the Sale of the Water Business, PG&W should only be able to issue an additional $114.8 million of first mortgage bonds. However, Section 3.07, currently would also allow PG&W to issue an additional $269.5 million of first mortgage bonds based upon the cumulative amount of first mortgage bonds previously paid, retired, redeemed or cancelled. PG&W believes this ability to issue additional first mortgage bonds based on previously outstanding bonds would be disadvantageous to the holders of its first mortgage bonds and detrimental to their security. PG&W is, therefore, seeking to amend the First Mortgage Indenture to eliminate its ability to issue additional first mortgage bonds based on first mortgage bonds which were paid, retired, redeemed or cancelled on or prior to the date of the consummation of the Sale of the Water Business since these first mortgage bonds were originally authenticated and delivered based in part on properties which will, after giving effect to the Special Release, no longer be subject to the lien of the First Mortgage Indenture. See Annex A hereto for the text of the proposed amendments to Section 3.07 of the First Mortgage Indenture.

  (7) OTHER AMENDMENTS TO REFLECT PG&W'S STATUS AS PRIMARILY A GAS UTILITY FOLLOWING THE CONSUMMATION OF THE SALE OF THE WATER BUSINESS

  The First Mortgage Indenture currently contains numerous references to non-gas utility properties and operations of PG&W. Following the consummation of the Sale of the Water Business and the execution of the Special Release, PG&W's principal business will be its gas utility operations and the only properties which will remain subject to the lien of the First Mortgage Indenture will be those properties used exclusively in connection with PG&W's gas utility operations. PG&W is, therefore, seeking to amend the First Mortgage Indenture to remove all references to non-gas utility properties and operations of PG&W since such references will no longer be relevant following the consummation of the Sale of the Water Business and the execution of the Special Release. See Annex A hereto for the text of these proposed amendments to Sections 1.02(m), 1.05, 1.06, 3.06 and 4.07 of the First Mortgage Indenture. PG&W also seeks authorization to make additional amendments without further consent of the holders of the First Mortgage Bonds in furtherance of the foregoing amendments to correct omissions or ambiguities.

EFFECTIVE TIME OF THE PROPOSED AMENDMENTS

  The Thirtieth Supplemental Indenture will provide that the Proposed Amendments will not become effective until the date of the consummation of the Sale of the Water Business. In the event that the Sale of the Water Business is not consummated, the Proposed Amendments will not become effective.

                        FEDERAL INCOME TAX CONSEQUENCES

  The implementation of the Proposed Amendments will have no federal income tax consequences to holders of First Mortgage Bonds.

                      RATIO OF EARNINGS TO FIXED CHARGES

  As of June 30, 1995, PG&W's ratio of earnings to fixed charges was 2.94. On a pro forma basis, giving effect to the consummation of the Sale of the Water Business and the Special Release, as of June 30, 1995, PG&W's ratio of earnings to fixed charges would be 3.14. For purposes of computing PG&W's ratio of earnings to fixed charges, earnings are defined as the sum of pre-tax income plus fixed charges. Fixed charges consist of all interest expense (before allowance of borrowed funds used during construction and deferred treatment plant interest), one-third of rent expense (which approximates the interest component of such expense) and amortization of debt expense. See "PG&W PRO FORMA FINANCIAL INFORMATION" and the PG&W Financial Statements in the enclosed Joint Proxy Statement.

             OWNERSHIP AND TRADING OF PG&W'S FIRST MORTGAGE BONDS

  As of October 10, 1995, PG&W's First Mortgage Bonds were held of record as follows:

                          AGGREGATE
                          PRINCIPAL                                    NUMBER OF
                          AMOUNT OF                                     RECORD
     TITLE OF SERIES        SERIES          IDENTITY OF HOLDER(S)       HOLDERS
     ---------------      ---------         ---------------------      ---------
 Private Series
 --------------
 First Mortgage Bonds   $10,000,000   Allstate Life Insurance Company      2
  9.23% Series due 1999                Allstate Life Insurance Company
                                        of New York
  First Mortgage Bonds   $15,000,000   Allstate Life Insurance Company      2
  9.34% Series due 2019                Allstate Life Insurance Company
                                        of New York
  First Mortgage Bonds   $30,000,000   Public                              80
  8.375% Series due 2002

 IDB Series
 ----------
  First Mortgage Bonds   $50,000,000   PNC Bank, National Association,      1
  7.20% Series due 2017                 as Trustee for the Luzerne
                                        County Industrial Development
                                        Authority
  First Mortgage Bonds   $30,000,000   PNC Bank, National Association,      1
  7.125% Series due 2022                as Trustee for the Luzerne
                                        County Industrial Development
                                        Authority
  First Mortgage Bonds   $19,000,000   PNC Bank, National Association,      1
  6.05% Series due 2019                 as Trustee for the Luzerne
                                        County Industrial Development
                                        Authority
  First Mortgage Bonds   $30,000,000   PNC Bank, National Association,      1
  7% Series due 2017                    as Trustee for the Luzerne
                                        County Industrial Development
                                        Authority

  PG&W's First Mortgage Bonds 7.20% Series due 2017 secure PG&W's obligations with respect to Luzerne County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds, 1992 Series A (Pennsylvania Gas and Water Company Project) (the "1992 Series A Bonds") and will be voted by the IDA Trustee in accordance with the instructions of the holders of the 1992 Series A Bonds. PG&W's First Mortgage Bonds 7.125% Series due 2022 secure PG&W's obligations with respect to Luzerne County Industrial Development Authority Exempt Facilities Revenue Bonds, 1992 Series B (Pennsylvania Gas and Water Company Project) (the "1992 Series B Bonds") and will be voted by the IDA Trustee in accordance with the instructions of the holders of the 1992 Series B Bonds. PG&W's First Mortgage Bonds 6.05% Series due 2019 secure PG&W's obligations with respect to Luzerne County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds, 1993 Series A (Pennsylvania Gas and Water Company Project) (the "1993 Series A Bonds") and will be voted by the IDA Trustee in accordance with the instructions of the holders of the 1993 Series A Bonds. PG&W's First Mortgage Bonds 7% Series due 2017 secure PG&W's obligations with respect to Luzerne County Industrial Development Authority Exempt Facilities Revenue Refunding Bonds, 1994 Series A (Pennsylvania Gas and Water Company Project) (the "1994 Series A Bonds") and will be voted by the IDA Trustee in accordance with the instructions of the holders of the 1994 Series A Bonds.

  No active trading market exists for any series of First Mortgage Bonds.

  Except as disclosed below, as of October 10, 1995, no director or officer of PG&W owned beneficially or otherwise any First Mortgage Bonds or any 1992 Series A Bonds, 1992 Series B Bonds, 1993 Series A Bonds or 1994 Series A
Bonds:

                              NAME OF BENEFICIAL    AGGREGATE PRINCIPAL PERCENT
TITLE OF SERIES                     OWNER             AMOUNT OF BONDS   OF CLASS
---------------               ------------------    ------------------- --------
1992 Series A Bonds....... Kenneth L. Pollock (1)       $3,760,000       7.52%
                           Kenneth M. Pollock (2)        3,930,000       7.86%
                           Dean T. Casaday (3)              10,000         *
                           Thomas J. Koval (4)              10,000         *
                           Joseph F. Perugino (5)            5,000         *
1993 Series A Bonds....... Kenneth L. Pollock (6)          100,000         *
                           Kenneth M. Pollock (7)          350,000       1.94%
                           Ronald W. Simms (8)             100,000         *
                           Dean T. Casaday (9)               5,000         *
                           Thomas J. Koval (10)              5,000         *
                           Vincent A. Bonaddio (11)         10,000         *

--------
  *Less than 1.0%.
 (1) Held jointly with his son, Kenneth M. Pollock and his daughter, Connie
     Rado.
 (2) Includes $3,760,000 aggregate principal amount held jointly with his father, Kenneth L. Pollock and his sister, Connie Rado, $30,000 aggregate principal amount held by Mr. Pollock as custodian for his son, Kenneth L. Pollock III, $70,000 aggregate principal amount held by Mr. Pollock as custodian for his daughter, Whitney Pollock and $70,000 aggregate principal amount held by Mr. Pollock as custodian for his daughter, Stefanie Pollock.
 (3) Held jointly with Mr. Casaday's wife.
 (4) Held jointly with Mr. Koval's wife.
 (5) Held jointly with Mr. Perugino's wife.
 (6) Held by Mr. Pollock as custodian for his grandaughter, Tricia Rado.
 (7) Includes $100,000 aggregate principal amount held by Mr. Pollock as custodian for his son, Kenneth L. Pollock III, $100,000 aggregate principal amount held by Mr. Pollock as custodian for his daughter, Whitney Pollock, and $100,000 aggregate principal amount held by Mr. Pollock as custodian for his daughter, Stefanie Pollock.
 (8) Includes $50,000 aggregate principal amount held by Mr. Simms' wife.
 (9) Held jointly with Mr. Casaday's wife.
(10) Held jointly with Mr. Koval's wife.
(11) Held jointly with Mr. Bonaddio's wife.

            INFORMATION AGENT; FIRST MORTGAGE BONDHOLDER INQUIRIES

  D.F. King & Co. Inc. has agreed to serve as Information Agent for the Solicitation. All deliveries and correspondence to the Information Agent and all requests for additional copies of this Consent Solicitation Statement, the Joint Proxy Statement or the form of Consent should be directed to the following address:

  D.F. King & Co. Inc.
  77 Water Street
  20th Floor
  New York, New York 10005
  Attention: John Bibas
  Telephone No: (212) 269-5550
  Facsimile Copy No: (212) 809-8839

                                                                        ANNEX A

       SECTIONS OF THE FIRST MORTGAGE INDENTURE PROPOSED TO BE AMENDED

GRANTING CLAUSE

  NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Scranton-Spring Brook Water Service Company, the Company herein named, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the holders thereof of the bonds at any time issued hereunder, and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest on all bonds from time to time outstanding hereunder, according to the terms of said bonds and of the coupons attached thereto, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which said bonds are and are to be issued and secured, hath granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto GUARANTY TRUST COMPANY OF NEW YORK, as Trustee, and its successor or successors in the trust and its or their assigns forever, the following property--that is to say:

  All property, real, personal and mixed, tangible and intangible, of the Company whether now owned or hereafter acquired by it (except such property as is hereinafter expressly excepted from the lien and the operation of this Indenture).

  All real estate and interests in or relating to real estate, plants, properties and equipment, and all pumping and transmission systems and facilities, together with all franchises, grants, easements, permits, privileges, appurtenances, tenements and other rights and property thereunto, belonging or appertaining, whether now owned by the Company or hereafter acquired by it and used in its business of manufacturing, storing, transporting and selling gas, at wholesale or retail, for domestic, commercial, industrial and municipal use and consumption.

  Also, all generators, conveyors, purifiers, holders, power plants, fixtures, engines, boilers, pumps, meters, transmission and distribution mains, machinery and equipment used or useful for the manufacture, transmission or distribution of gas; and all and every character of apparatus whatsoever used or useful for procuring, manufacturing, transmitting or distributing water or gas; whether the same or any thereof are now owned by the Company or hereafter acquired by it.

  Also, all real estate and interests in real estate acquired by sale or by merger of subsidiary or constituent companies, now owned or as may be subsequently acquired by the Company.

  The property covered by the lien of this Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property (except such property as is hereinafter expressly excepted from the lien and operation of this Indenture):

             [Property descriptions omitted from text of Annex A.]

  Provided, however, that in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Indenture, viz.: all bills, notes and accounts receivable, cash on hand or in bank, judgments, contracts, choses in action, operating agreements, existing leases in which the Company is lessor and renewals thereof; all automobiles and other motor vehicles; all shares of stock and other certificates or evidences of interest therein, and all bonds, notes and other evidences of indebtedness or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company (except securities or obligations specifically subjected to the lien hereof or required to be pledged by the terms of this Indenture); all goods, wares, merchandise, equipment, materials or supplies held or acquired by the Company for the purpose of sale or resale or leasing to its customers in the ordinary course and conduct of its business or for the purpose of use or consumption in the operation of any of its properties and all conditional sales contracts, chattel mortgages or other contracts resulting from the disposition thereof; and all lands now or hereafter used as roads, streets, lanes or alleys; provided further, however, that such property and rights shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property in the manner provided in Article 9 hereof.

  TO HAVE AND TO HOLD the same, unto the Trustee and its successors and assigns forever;

  SUBJECT, HOWEVER, to permitted encumbrances as hereinafter defined and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, and also subject to the provisions of Article 12;

  IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons, issued and to be issued under this Indenture, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of this Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in
(S)4.02, it being intended that the lien and security hereby created, of all of the bonds and coupons, shall take effect from the date of the execution and delivery hereof, whether all of the bonds shall actually be sold and disposed of and issued at such date or at some later date, and that the lien and security of this Indenture shall take effect from the date of the execution and delivery hereof, as if all of said bonds were actually sold and delivered to, and in the hands of, innocent holders for value, upon such date, and shall, in no manner, be altered, impaired, or prejudiced by the creation of subsequent deeds or mortgages by the Company, its successors or assigns, or by judgments or liens of any form, in favor of creditors of the Company, whether all of said bonds shall have been issued or not.

  PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of said bonds the principal and interest, and premium, if any, due or to become due in respect thereof at the times and in the manner stipulated therein and herein and shall keep, perform and observe all and singular the covenants and promises in said bonds and in this Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

SECTION 1.02

  (S)1.02 (m). The term "gas utility system" shall mean a plant or system, including any property used in connection therewith, not constructed or erected by or for the Company, but which prior to the purchase or acquisition thereof by the Company has been used or operated by others than the Company in the business of producing, manufacturing, transporting, transmitting, distributing or supplying gas.

SECTION 1.05

  (S)1.05. The term "property additions" shall mean any new or additional property (including separate and distinct units, plants, systems and properties), located within the Commonwealth of Pennsylvania, and improvements, extensions, additions or betterments to or about the plants or properties of the Company in said Commonwealth--in every case properly chargeable to the gas utility plant account of the Company, purchased, constructed or otherwise acquired by the Company subsequent to March 15, 1946, and in every case used or useful or to be used in the business of impounding, storing, transmitting, producing, manufacturing, transporting, distributing or supplying gas for any and all purposes; provided, however, that

    (a) Property additions, as so defined, without limitation of the general import of such term, shall include:

      (1) Improvements, extensions, additions or betterments to or about the properties of the Company in the process of construction or erection, in so far as actually constructed or erected by the Company subsequent to March 15, 1946;

      (2) Property purchased, constructed or otherwise acquired by the Company, to renew, replace or in substitution for old, worn out, retired, discontinued or abandoned property, the retirement of which has been credited to gas utility plant account of the Company;

      (3) Property acquired by the Company subject to prior liens.

    (b) Property additions, as so defined, shall not include:

      (1) Any shares of stock, bonds, evidences of indebtedness, other securities, contracts, leases or choses in action;

      (2) Going concern value or good will acquired by the Company;

      (3) Any plant or system in which the Company shall acquire only a leasehold interest, or any improvements, extensions or additions upon or to any plant or system in which the Company shall own only a leasehold interest;

      (4) Any property acquired, made or constructed by the Company in keeping or maintaining the mortgaged property in good repair, working order and condition, whose cost is not properly chargeable to gas utility plant account;

      (5) Any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale or lease in the usual course of business or for the purpose of consumption in the operation of any of the properties of the Company; and

      (6) Any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation up to the point of connection with any distribution system.

  The term "net property additions" shall at any particular time mean the aggregate of all property additions up to that time at the cost or fair value thereof to the Company (whichever is less) after

    (A) deducting (1) the aggregate amount of all property retirements, as hereinafter defined, prior to the date of the particular computation, and
  (2) a sum equal to one hundred sixty-six and two-thirds per centum
  (166 2/3%) of the principal amount of any outstanding prior lien bonds secured by a lien on such property additions, which prior lien bonds have not theretofore been deducted in computing the amount of other net property additions which have been funded; and

    (B) adding to the balance so arrived at an amount equal to the aggregate of

      (a) the cash and the principal amount of any purchase money obligations then held by the Trustee hereunder, or by the trustee or other holder of a prior lien, and representing the proceeds of insurance on or the release or sale of or the taking by eminent domain of any property classified as retired prior to the date of the particular computation, and

      (b) the amount of any cash which shall have been so received by the Trustee, to the extent that such cash shall theretofore have been used by the Trustee for the purpose of purchasing and/or redeeming bonds in accordance with the provisions of subdivisions (2) and (3) of (S)8.11 or of paying any bonds at maturity, and the amount of any cash so received by the trustee or other holder of a prior lien and applied by it for the purpose of paying, purchasing and/or redeeming indebtedness secured by such prior lien;

provided, however, that the aggregate of the amounts added under Clause (B) above shall in no event exceed the amounts deducted under Clause (A) above.

  Anything herein contained to the contrary notwithstanding, any property additions which shall have been certified to the Trustee at any time as a basis for the authentication and delivery of bonds or for the withdrawal of cash under any of the provisions of this Indenture, or the basis of a credit taken under (S)4.10, or have been the subject of a waiver of the right to the authentication and delivery of bonds under and to the extent provided in
(S)4.16, and having a cost or fair value, whichever shall be applicable under the respective provisions of this Indenture, in excess of (1) the amount thereof required by the provision of this Indenture as a basis for the authentication and delivery of the bonds applied for, or for the withdrawal of the cash applied for, under any of the provisions of the Indenture except
(S)4.10 or (S)8.11, or as the basis of a credit taken under (S)4.10, or (2) one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of bonds the authentication and delivery of which have been waived pursuant to said (S)4.16, or (3) the amount which would be required by the provisions of this Indenture as the basis for the withdrawal of cash under
(S)4.10 or (S)8.11 if net property additions were required to be shown under said Sections as the basis for such withdrawal of cash, shall to the extent of such excess be available upon any subsequent application as a basis for the authentication and delivery of bonds or the withdrawal of cash under any of the provisions of this Indenture, or the basis of a credit taken under
(S)4.10, or for an application for a waiver under said (S)4.16. The amount of any such excess is hereinafter sometimes referred to as the "unapplied balance of property additions". Whenever any unapplied balance of property additions is included in any engineer's certificate or certificate of the Company executed and delivered to the Trustee in connection with the authentication and delivery of bonds hereunder or the withdrawal of cash under any provision of this Indenture, or the taking of credit under (S)4.10, or a waiver under
(S)4.16, and if there are also included in such certificate other property additions not embraced within the unapplied balance of property additions, the amount of such unapplied balance of property additions shall be deemed to be the amount first utilized for the purpose for which such certificate shall be executed and delivered, before the amount of the other property additions included in such certificate shall be deemed to be utilized for such purpose.

  The term "property retirements" shall mean the cost of all mortgaged property owned by the Company on March 15, 1946, the cost of all funded property additions (except property additions the fair value of which at the time the same became funded property was less then the cost, in which latter case such fair value shall be used in lieu of cost) which, in either case, shall prior to the date of the particular computation and subsequent to March 15, 1946 have been either retired or abandoned; but shall not include the cost of property sold or taken by eminent domain which had not, prior to such sale or taking, been classified as retired pursuant to the covenant contained in the last paragraph of (S)4.10, except to the extent that the cost of such property sold or taken exceeds the proceeds of such sale or taking.

  The term "cost" as used herein shall mean:

    (a) As to any property owned by the Company on March 15, 1946, the book value thereof as of that date (or the estimated book value as of that date in the case of property the book value of which is not specifically shown by the books of the Company), without deducting therefrom applicable reserves for depreciation and/or retirements as of that date; provided, however, that in the event any regulatory body having jurisdiction shall require or approve a change in the book value of any such property as shall not have, at or prior to the time of such change, permanently ceased to be used or useful in the business of the Company, the value as so changed shall be treated as the book value as of March 15, 1946, not less, however, than the cash cost of such property to the person or corporation (or their affiliates) first devoting such property to public use;

    (b) As to any property acquired after March 15, 1946, the cost (estimated if not separately ascertainable) to the Company which shall be deemed to be the sum of (1) any cash forming a part of such cost, (2) an amount equivalent to the fair value (being the fair market value, if any, as of the date of delivery) of any securities or the fair value of any other property delivered in payment or exchange therefor or for the acquisition thereof, (3) whichever shall be the lesser of either (a) an amount equivalent to the principal amount of any indebtedness (whether or not assumed by the Company) secured by prior lien upon such property additions outstanding at the time of, or reserved by the vendor or created by the Company at the time of, the acquisition of such property or (b) the aggregate of the amounts, if any expended by the Company (exclusive of premium and accrued interest) to procure the satisfaction or discharge of any such indebtedness or to cause the lien securing the same to become a prepaid lien, and (4) the principal amount of any unsecured indebtedness assumed by the Company as part of the consideration for the acquisition thereof, or, if the amount be less, the amount actually expended by the Company to secure the discharge thereof.

SECTION 1.06

  (S)1.06. The term "net earnings certificate" shall mean a certificate signed and verified by an accountant or an independent public accountant as provided in subdivision (6) of (S) 3.06, stating (subject to the provisions of (S)12.04):

    (A) The net earnings of the Company for any period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application in connection with which a net earning certificate is required under this Indenture is made, showing how the same have been calculated, and to that end specifying

      (1) The aggregate of the gross operating revenues derived from the gas business of the Company;

      (2) The aggregate of the operating expenses of such business, including therein (a) administration expenses other than those charged to capital account or surplus, (b) taxes, other than income, profits and other taxes measured by or dependent on net income for the determination of liability in respect of which the amount payable by way of interest is a deductible item,
    (c) assessments, rentals, license charges and insurance, and (d) in lieu of the amount actually expended for current repairs and maintenance, and provision for reserves for renewals, replacements, depreciation, depletion or retirement of property, or provision for amortization of property, there shall be included in such operating expenses an amount equal to fifteen per centum (15%) of the gross gas operating revenues, being the Standard of Expenditure, as said term is defined in (S)4.10; but excluding from such operating expenses any expenses or provisions for interest on any indebtedness of the Company or for any sinking or improvement or similar fund for the retirement of any indebtedness or the amortization of debt discount and expense;

      (3) The net non-operating income of the Company; and

      (4) The net operating revenue derived by the Company from all sources other than the gas business of the Company.

  The net earnings of the Company shall be the sum obtained by deducting the amount required to be stated in Clause (2) above from the amount stated in Clause (1) and adding to the balance so obtained the sum of the amounts stated in Clauses (3) and (4); provided, however, that profits or losses resulting from the sale or disposal of capital assets or securities shall not be taken into account in the calculation of net earnings; and provided further, that of the net earnings of the Company not more than fifteen per centum (15%) in the aggregate may consist of (a) net non-operating income, and (b) net operating revenue from all sources other than the gas business of the Company; and in the event that such income and revenue referred to in (a) and (b) shall in the aggregate exceed fifteen per centum (15%) of such net earnings, then the amount of any such excess shall be separately stated and shall, for the purposes of any net earnings certificate under this Indenture, be excluded from the computation of net earnings; and

    (B) The annual interest requirements upon (1) all bonds outstanding hereunder at the date of such certificate, except any bonds for the payment, retirement or redemption of which the bonds then applied of are to be issued, (2) bonds then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, and (3) the principal amount of all other indebtedness (except indebtedness secured by prepaid liens) outstanding on the date of such certificate and secured by a prior lien, except any indebtedness for the payment, retirement or redemption of which the bonds then applied for are to be issued.

  If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall consist of a plant or system (including any property used in connection therewith) which shall have been acquired during or after any period for which net earnings are to be computed, the actual net earnings or net losses of such property (computed in the manner specified in this Section for the computation of the net earnings of the Company, but eliminating all intercompany items, if any) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included, and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, shall be treated as net earning or net losses of the Company for all purposes of this Indenture.

  The term "repairs" as used in this Section shall include all renewals which, in the ordinary practice of companies carrying on a business similar to that of the Company, are charged to current maintenance, repairs, or other operating expense account.

SECTION 3.06

  (S)3.06. No application by the Company to the Trustee for the authentication and delivery of bonds hereunder upon the basis of property additions shall be granted by the Trustee until the Trustee shall have received:

    (1) A certified resolution of the Board of Directors requesting the Trustee to authenticate and deliver bonds, (a) specifying the aggregate principal amount of bonds applied for, the series and denominations thereof, and any other matters with respect thereto required by this Indenture, and (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

    (2) A certificate of the Company stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture;

    (3) An engineer's certificate made and dated not more than sixty (60) prior to the date of such application;

      (A) showing the amount, if any, of the unapplied balance of property additions included in the most recent engineer's certificate, if any, theretofore filed with the Trustee pursuant to this subdivision (3),
    (S)4.10, (S)4.16 or (S)8.11; and stating the current fair value to the Company, in the opinion of the signer, of such unapplied balance of property additions, based upon a current redetermination by the signer of the fair value to the Company, in his opinion, of all the property additions involved in the determination of such unapplied balance of property additions; and in the case of property additions of the nature described in subdivision (4) of this (S)3.06, there shall also be furnished to the Trustee a certificate of an independent engineer stating the fair value to the Company of such property additions;

      (B) specifying the property additions purchased, constructed or otherwise acquired by the Company since the close of the period covered by the most recent certificate, if any, referred to in the preceding Clause (A) (or, if no such prior certificate has been filed, then since March 15, 1946); and stating whether, and if so to what extent, such property additions consist of funded property; and as to such property additions:

        (a) describing such property additions in reasonable detail and by classified fixed capital accounts then in use by the Company; stating the cost thereof; stating whether such property additions include any additional tract or parcel of real estate; and stating that all such property additions are property additions as defined in (S)1.05;

        (b) stating, except as to property additions acquired, made or constructed wholly through the delivery of securities, or the transfer of other property, that the amount of cash forming all or part of the cost thereof was equal to or more than an amount to be stated therein;

        (c) briefly describing with respect to any such property additions acquired, made or constructed in whole or in part through the delivery of securities or the transfer of other property, the securities or other property so delivered or transferred and stating the date of such delivery or transfer;

        (d) stating the principal amount of any unsecured indebtedness assumed by the Company as part of the consideration for the acquisition of any of such property additions, or, if the amount be less, the amount actually expended by the Company to secure the discharge thereof;

        (e) specifying the nature and extent of all prior liens, and the principal amount of all indebtedness secured thereby, existing upon any of such property additions at the time of the acquisition thereof, and stating (1) which, if any, of such prior liens have, at or prior to the date of the certificate, become prepaid liens, or (2) whether any or all of the indebtedness secured thereby has been satisfied or discharged, and stating the aggregate of the amounts, if any, expended (excluding any sums expended in respect of premium or accrued interest) by the Company to procure the satisfaction or discharge of any such indebtedness, or to cause the liens securing the same to become prepaid liens; and (3) if and to the extent that bonds applied for are to be issued against property additions subject to prior liens which have not become prepaid liens or which have not been satisfied or discharged, then stating that the engineer's certificate called for by (S) 4.16 has been filed with the Trustee with respect thereto, and showing that the acquisition of such property subject to a prior lien was permitted by the provisions of said
      (S) 4.16 and of (S)4.18;

        (f) stating that there is no outstanding indebtedness of the Company or of others known, after due inquiry, to the Company, for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such property additions, which could become the basis of a lien upon said property additions, prior to the lien of this Indenture, which in the opinion of the signers of said certificate might materially impair the security hereof;

        (g) stating, except as to such property additions in respect of the fair value to the Company of which a statement is to be made in an independent engineer's certificate as provided for in subdivision
      (4) of this Section, the then fair value to the Company of such property additions;

        (h) stating what part if any of such property additions includes a gas utility system or systems, and showing the cost and the then fair value to the Company of such a gas utility system or systems and whether such fair value is in excess of one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, and if any of such property additions includes a gas utility system, the cost thereof may include all or part of the cost of any rights and intangible property simultaneously acquired with such utility system for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions, as defined herein, may include such rights and intangible property (except going concern value or good will); and in determining the fair value of such utility system it shall be proper to include as an element of value thereof an amount deemed proper by the signers of said certificate for such rights and intangible property as aforesaid;

      (C) stating the aggregate amount of all property retirements made up to the close of the period covered by the engineer's certificate then being made and since the close of the period covered by the most recent certificate, if any, referred to in the preceding Clause (A) (or, if no such prior certificate has been filed, then since March 15, 1946);

      (D) stating the aggregate amount of (i) the cash plus the principal amount of any purchase money obligations then held by the Trustee hereunder, or by the trustee or other holder of a prior lien, and representing the proceeds of insurance on or the release or sale of or the taking by eminent domain of any property referred to in the preceding Clause (C), and (ii) the amount of any such cash which shall have been received by the Trustee and shall theretofore have been used by it for the purpose of purchasing and/or redeeming bonds in accordance with the provisions of subdivisions (2) and (3) of (S)8.11 or of paying any bonds at maturity, plus the amount of any such cash received by the trustee or other holder of a prior lien and applied by it for the purpose of paying, purchasing and/or redeeming indebtedness secured by such prior lien;

      (E) showing the amount of the net property additions available as a basis for the authentication and delivery of bonds pursuant to (S)3.04, by adding to the amount of the unapplied balance of property additions shown by Clause (A) above the amount of the net property additions, determined on the basis of the amounts shown by Clauses (B), (C) and
    (D) above; and

      (F) showing the unapplied balance, if any, of property additions (remaining after giving effect to the particular application) and the manner computing the same;

    (4) In case any property additions certified pursuant to Clause (B) of subdivision (3) above are shown by such engineer's certificate to include a gas utility system and such certificate shows that the then fair value to the Company of such system is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, and that such system has within six months prior to the date of acquisition thereof by the Company been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, an independent engineer's certificate stating, as to such system, the then fair value thereof to the Company in the opinion of signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value and a brief statement of the condition, serviceability and location of such system, and such certificate shall cover the fair value to the Company of any system (if there be any) so used or operated, which has been subjected to the lien hereof as a basis for the authentication and delivery of bonds, the withdrawal of cash, or the release of property subject to lien hereof, since the commencement of the then current calendar year, and as to which a certificate of an independent engineer has not previously been furnished; and, in determining any such fair value, it shall be proper in the case of any such gas utility system to include as an element of the value thereof an amount deemed proper by said engineer for any rights and intangible property (except going concern value or good will) simultaneously acquired with such system for which no separate or distinct consideration shall have been paid or apportioned;

    (5) In case any property additions are shown by the engineer's certificate provided or in subdivision (3) to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an engineer's certificate stating in the opinion of the signer the fair value of such securities (being the fair market value, if any) and other property at the time of delivery thereof in payment for or for the acquisition of such property additions;


    (6) A net earnings certificate by an accountant (who may be the chief accounting officer of the Company), dated not more than ten (10) days prior to the filing with the Trustee of such application, certifying the amount of the net earnings of the Company to be as required by (S)3.05, and showing the calculation of such net earnings in the manner set forth in
  (S)1.06. Said certificate shall, subject to the provisions of subdivision (j) of (S)1.03, be made by an independent public accountant (who may be the accountant or accountants otherwise employed by the Company to audit its accounts), selected or approved by the Trustee in the exercise of reasonable care, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a certificate of an accountant is not required or with respect to which a certificate of an independent public accountant has previously been furnished) is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding;

    (7) An opinion of counsel stating

      (a) that he has examined the application and other documents being furnished in connection with the authentication and delivery of the bonds applied for; that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to authenticate and deliver the bonds applied for; and that, on the basis thereof, the bonds applied for any be lawfully authenticated and delivered under this Article;

      (b) that this Indenture has been duly recorded or filed, which together with certain instruments of conveyance, assignment or transfer, specified in such opinion, will be sufficient to subject to the lien of this Indenture the property additions certified pursuant to Clause (B) of subdivision (3) above, subject to no lien thereon prior to the lien of this Indenture, except liens of prior liens or prepaid liens (if any) described in the accompanying engineer's certificate, and permitted encumbrances, or stating that no such instruments are necessary for such purpose; and that, upon the recordation in the manner stated in such opinion of the instruments so specified, if any, or without such recordation, if none is so specified, and upon such further recording or filing of this Indenture or any supplemental indenture in the manner stated in such opinion, or without any such further recordation or filing if such opinion shall so state, no further recording or re-recording or filing or refiling of this Indenture or any other instrument is required to maintain the lien of this Indenture with respect to such property additions as against any creditors or subsequent purchasers;

      (c) that (except as to paving, grading and other improvements in or upon any public street, road or highway, which are required to be made by the Company in connection with the conduct of its business) the Company had acquired good and valid legal title to such property additions which are still owned and have not been retired by the Company, and that the same and every part thereof are free and clear all liens, charges and encumbrances prior to the lien of this Indenture, except the prior liens or prepaid liens (if any) described in the accompanying engineer's certificate, and permitted encumbrances;

      (d) that (except as to paving, grading and other improvements in or upon any public street, road or highway, which are required to be made by the Company in connection with the conduct of its business), this Indenture is, or upon the delivery of the instruments of conveyance, assignment or transfer, if any, specified in said opinion will be, a lien on all the property additions certified pursuant to Clause (B) of subdivision (3) above which are still owned and have not been retired by the Company, subject to no lien thereon prior to the lien of this Indenture, except the prior liens or prepaid liens (if any) described in the accompanying engineer's certificate, and permitted encumbrances;

      (e) that the Company has corporate authority and all necessary permission from governmental authorities to acquire, own, use and operate such property additions;

      (f) that the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any duly certified documents by which such consent is or may be evidenced, or that no such consent is requisite, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the laws of the Commonwealth of Pennsylvania, and the applicable laws of any other jurisdiction, that the issue of such bonds has been duly authorized by the Company, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company, and that the aggregate principal amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of such bonds, or stating that there are no such legal requirements; and

      (g) that the general nature and extent of prior liens and prepaid liens and the principal amount of the then outstanding indebtedness secured thereby, if any, mentioned in the accompanying engineer's certificate, are correctly stated; and

    (8) The instruments of conveyance, assignment and transfer, if any, and the duly certified documents, if any, specified in the opinion of counsel provided for in subdivision (7) above;

    (9) An engineer's certificate, made and dated not more than ten (10) days prior to the date of such application, stating that the signer has no knowledge of and does not believe that there have been, since the close of the period covered by the engineer's certificate specified in subdivision
  (3) above, property retirements in an amount exceeding property additions since the close of said period by more than the amount of the unapplied balance of property additions calculated to be remaining upon the granting of the application; and

    (10) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

SECTION 3.07

  (S)3.07. The Trustee shall from time to time upon request of the Company authenticate and deliver bonds hereunder of an aggregate principal amount equal to the aggregate principal amount of any bonds (except as otherwise provided in this Section) theretofore authenticated and delivered under this Indenture that shall have been paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation after the date of the consummation of the sale by Pennsylvania Enterprises, Inc. ("PEI") and the Company of the Company's regulated water utility operations and certain related assets (the "Sale of the Water Business") to Pennsylvania-American Water Company ("PAWC") pursuant to an Asset Purchase Agreement dated as of April 26, 1995 (the "Asset Purchase Agreement") among PEI, the Company, PAWC and American Water Works Company, Inc., or for the payment, retirement or redemption of which moneys in the necessary amount shall have been deposited with, or shall then be held by, the Trustee (with irrevocable direction and authorization satisfactory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable authorization to the Trustee to give such notice of redemption), but only after the Trustee shall have received:

    (1) a certified resolution such as is described in subdivision (1) of
  (S)3.06;

    (2) A certificate of the Company stating (a) that the Company is not to the best of the knowledge and belief of the signers in default under any of the provisions of this Indenture; and (b) that bonds theretofore authenticated and delivered under this Indenture of a specified aggregate principal amount (not less than the aggregate principal amount of bonds for which such request for authentication and delivery is made under this Section) have been paid, retired, redeemed or canceled or concurrently with the authentication and delivery of the bonds requested will be surrendered to the Trustee for cancellation after the date of the consummation of the Sale of the Water Business (otherwise than upon exchanges or transfers of bonds) and/or that moneys in the necessary amount for the payment, retirement or redemption thereof are then held by or will be deposited with the Trustee prior to or concurrently with the authentication and delivery of the bonds so requested (with irrevocable direction and authorization satisfactory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee so to apply the same, and, as regards bonds to be redeemed, either with proof satisfactory to the Trustee that notice of redemption has been duly given or with irrevocable authorization to the Trustee to give such notice of redemption), and further stating that no part of such aggregate principal amount of bonds has been theretofore made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the taking of a credit under subdivision (3) of (S)4.10, and that none of such bonds has been retired by the use of the proceeds of any insurance on any funded property or the proceeds of the release or other disposition of any part of the funded property, or through the operation of any sinking, improvement or other fund applicable to such retirement, except, as regards any such fund, to the extent, if any, that the provisions establishing such fund may expressly permit the issuance of bonds under this Section in respect of bonds retired through the operation of such fund; and further stating the interest rate or rates and the maturity date or dates borne by all such bonds so cancelled or so to be surrendered for cancellation or which are to be so paid, retired or redeemed or money for the retirement or redemption of which is to be so deposited; and

    (3) An opinion of counsel stating

      (a) that he has examined the application and other documents being furnished in connection with the authentication and delivery of the bonds applied for; that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this indenture for the Trustee to authenticate and deliver the bonds applied for; and that, on the basis of the payment, retirement, redemption, cancellation or surrender for cancellation of bonds or the deposit of moneys in accordance with the certificate of the Company delivered to the Trustee pursuant to subdivision (2) of this Section, the bonds applied for may be lawfully authenticated and delivered under this Article; and

      (b) that the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any duly certified documents by which such consent is or may be evidenced, or that no consent is requite, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the laws of the Commonwealth of Pennsylvania, and the applicable laws of any other jurisdiction, that the issue of such bonds has been duly authorized by the Company, that upon the issue of such bonds, such bonds will be the valid and binding obligations of the Company and that the aggregate principal amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law, and specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issuance of the bonds applied for, or stating that there are no such legal requirements;

    (4) The duly certified documents, if any, specified in the opinion of counsel provided for in subdivision (3) of this Section; and

    (5) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent;

provided, however, that no additional bond shall be authenticated and delivered pursuant to this Section more than two years prior to the stated maturity of the bond (hereinafter called the retired bond) in respect of the payment, retirement, redemption, cancellation or surrender for cancellation of which the authentication and delivery of such additional bond is applied for, unless such additional bond bears no greater rate of interest than such retired bond, or, if such additional bond bears a greater rate of interest than such retired bond, unless the Trustee shall have received a net earnings certificate and unless such net earnings certificate shall show the net earnings of the Company to be as required by (S)3.05; and provided further, that no additional bond shall be authenticated and delivered pursuant to this
Section in respect of the payment, retirement, redemption, cancellation or surrender for cancellation of any bond the interest charges on which have been excluded from any net earnings certificate filed with the Trustee since the payment, retirement, redemption, cancellation or surrender for cancellation of such bond, unless the Trustee shall have received, in connection with the authentication and delivery of such additional bond, a net earnings certificate and unless such net earnings certificate shall show the net earnings of the Company to be as required by (S)3.05.

  Any and all coupon bonds delivered to the Trustee pursuant to this Section shall have attached thereto all unmatured coupons appertaining thereto.

SECTION 4.07

  The Company hereby covenants as follows:
    * * * *

  (S)4.07. That it will, subject to the provisions of Article 12 hereof and of this Section, at all times maintain its corporate existence and right to carry on business and that its business will be continuously carried on and conducted in an efficient manner; that it will in good faith use its best efforts to preserve, maintain and renew all the rights, privileges and franchises pertaining to the water and gas business to it granted and upon it conferred and it will at all times maintain, preserve and keep the mortgaged property with the appurtenances thereto and every part and parcel thereof, in thorough repair, working order and condition, and from time to time make all needful and proper repairs and renewals, so that its properties mortgaged or intended to be mortgaged hereunder shall at all times be maintained as an operating system or systems in good repair, working order and condition, and so that at all times the value of the security for the bonds issued hereunder and the efficiency of the plants and properties of the Company shall be fully preserved and maintained.

  Nothing in this Section contained shall be held to prevent the Company from discontinuing the operation of any of its plants, works or properties, if, in the judgment of the Board of Directors, it is no longer advisable to operate the same, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale or disposition; nor shall anything in this Section contained be considered to prevent the Company from taking such action with respect to its plants, works and properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judgment of the Board of Directors, can no longer be profitably exercised or availed of.

SECTION 4.10

  The Company hereby covenants as follows:
    * * * *

  (S)4.10. That, so long as any of the bonds of the 2 7/8% Series due 1976, the 3 1/2% Series due 1982, the 4 7/8% Series due 1987, the 4 3/4% Series due 1983, the 5 1/2% Series due 1985, the 5% Series due 1986, the 4 5/8% Series due 1988, the 5 7/8% Series due 1991, the 9% Series due 1991, the 6 7/8% Series due 1992, the 10% Series due 1995, the 9 1/4% Series due 1996, the 8% Series due 1997, the 9.57% Series due 1996, the 9.23% Series due 1999, the 9.34% Series due 2019, the 7.20% Series due 2017, the 8.375% Series due 2002, the 7.125% Series due 2002, the 6.05% Series due 2019 and the 7% Series due 2017 shall remain outstanding, the Company will, for each calendar year, beginning January 1, 1946 (hereinafter sometimes called the "accounting period"), pay to the Trustee on or before the 1st day of May next succeeding the close of each accounting period, as a Maintenance and Replacement Fund, an amount in cash (hereinafter sometimes called the "Standard of Expenditure") not less than fifteen per centum (15%) of the gross gas operating revenues (as hereinafter defined) derived from the mortgaged property during the accounting period, less, however, to the extent that the Company desires to take the same, the following credits stated in the certificate of the Company hereinafter in this Section provided for:

    (1) All amounts expended during the accounting period for repairs and maintenance of the mortgaged property;

    (2) The cost of property additions (not theretofore funded) acquired, made or constructed during the accounting period (less one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of any outstanding prior lien bonds which are secured by a lien on such property additions and have not theretofore been deducted in computing the amount of net property additions which have been funded) to renew or replace, or in renewal, replacement or substitution for, or in lieu of any of the mortgaged property retired or abandoned since March 15, 1946 up to the close of the accounting period, and not renewed or replaced prior to the beginning of the accounting period, and for this purpose any property additions made, acquired or constructed during the accounting period shall be deemed to be in renewal, replacement or substitution for or in lieu of such property so retired or abandoned and not so renewed or replaced to an amount equivalent to the property retirements resulting from the retirement or abandonment of such property (and for this purpose the certificate of the Company hereinafter required shall set forth the amount of such property retirements and the cost of such property additions deemed to be in renewal, replacement, or substitution or in lieu of such property retirements).

    The taking of a credit under this subdivision (2), although the property additions forming the basis of such credit thereby become funded, shall not prevent or preclude the use of the amount of such credit as an offset or reduction of property retirements for the purpose of the computation of net property additions, such use being expressly granted hereby; or, stated alternatively, the amount of the property additions forming the basis of the credit under this subdivision (2), although such property additions thereby become funded, are nevertheless additions from which retirements are deducted in the computation of net property additions; for example, if the Company should take a credit under this subdivision (2) in the amount of $100,000 by reason of having expended $200,000 for property additions and retired property having a cost of $100,000 the net property additions would be $100,000.

    (3) The principal amount of all bonds hereby secured and one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of all prior lien bonds, retired or redeemed and cancelled after the date of the consummation of the Sale of the Water Business and for which no bonds have been or will be issued or other credit taken or cash withdrawn under any of the provisions of this Indenture; and

    (4) Any net property additions which, under the provisions of Article 3 hereof, might otherwise be made the basis of the issue of bonds hereunder and which the Company elects to make the basis of a credit under this Section. In case credit under this (S)4.10 is taken in whole or in part upon the basis of net property additions, the Company shall comply with all provisions of this Indenture which would be applicable if such net property additions were made the basis of an application for the authentication of bonds (except that credit on the basis of net property additions shall be to the extent of one hundred per centum (100%) thereof instead of sixty per centum (60%) as provided in (S)3.04). In any such case the Company shall file with the Trustee appropriate documents evidencing compliance with all such applicable provisions, provided, however, that in no such case shall the Company be required (a) to deliver to the Trustee any resolution or documents such as are described in subdivisions (1), (2) and (6) of (S)3.06 or any opinions with respect to the authorization by governmental authorities or by the Company of the issue of bonds or with respect to tax laws applicable to the issue of bonds, or (b) to comply with any earnings requirements; and provided, further, that with respect to the calendar year in which the Sale of the Water Business is consummated, there shall be deemed to be two accounting periods for purposes of the calculations set forth in this Section, the first of which (the "Pre-Sale Period") shall commence on January 1 of that year and shall continue until the date immediately preceding the date of the consummation of the Sale of the Water Business and the second of which (the "Post-Sale Period") shall commence immediately following the consummation of the Sale of the Water Business and end on December 31 of that year; and provided further, that all calculations made under this (S)4.10 (x) with respect to the Pre-Sale Period shall be made in accordance with the provisions of this Section as in effect on the date prior to the date of the consummation of the Sale of the Water Business and (y) with respect to the Post-Sale Period shall be made in accordance with the provisions of this Section as in effect immediately following the consummation of the Sale of the Water Business.

  On or before the first day of May next succeeding each accounting period, the Company shall file with the Trustee a certificate of the Company, stating
(a) the amount of the gross gas operating revenues of the mortgaged property during such accounting period; (b) the Standard of Expenditure during such accounting period; (c) to the extent that the Company desires to take the same, the credits provided for under subdivisions (1), (2), (3) and (4) of this Section separately stated; (d) the excess credit, if any, hereinafter in this
(S) 4.10 defined, shown by the last preceding certificate of the Company filed hereunder, provided, however, that as of the date of the consummation of the Sale of the Water Business, the cumulative excess credit balance shown by the last preceding certificate of the Company (the certificate for the Pre-Sale

Period) shall be deemed to be zero and the Company's calculation of excess credits for the Post-Sale Period and all subsequent periods shall include only the amount of excess credits after the date of the consummation of the Sale of the Water Business, and (e) the amount of the balance, if any, of the amount set forth under (b) remaining after deducting the credits set forth under (c) and
(d).

  The Company shall at the time of delivery of such certificate of the Company pay to the Trustee as additional security for the bonds issued and to be issued hereunder the amount of the balance, if any, shown under (e) of such certificate. The delivery by the Company to the Trustee of outstanding bonds, either secured hereby or secured by a prior lien, in each case with their appurtenant unmatured coupons if such bonds be coupon bonds, shall be deemed equivalent under this Section to the payment of cash to an amount equal to the aggregate principal amount of bonds so delivered in the case of bonds outstanding hereunder, and to an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the aggregate principal amount of outstanding prior lien bonds so delivered.

  Any moneys constituting any part of the Maintenance and Replacement Fund, at the option and upon the request of the Company, expressed by a certified resolution, shall be applied by the Trustee to the purchase or redemption of any bonds issued hereunder of such series as may be designated by the Company, such purchase to be in the manner and as provided in (S)8.12 and such redemption to be in the manner and as provided in Article 5 hereof. Any moneys constituting any part of the Maintenance and Replacement Fund may be withdrawn by the Company upon the delivery to the Trustee of bonds outstanding hereunder or outstanding prior lien bonds, with their appurtenant unmatured coupons if such bonds be coupon bonds, in an amount equal to the aggregate principal amount of bonds outstanding hereunder, so delivered or one hundred sixty-six and two-thirds per centum (166 2/3%) of the aggregate principal amount of prior lien bonds so delivered. All bonds issued hereunder, purchased or otherwise acquired by or delivered to the Trustee for the Maintenance and Replacement Fund, shall forthwith be canceled, and the Trustee shall thereupon deliver such bonds to or upon the order of the Company. Any bonds so canceled shall not thereafter be made the basis for the issue of bonds or the withdrawal of cash or the taking of a credit under any of the provisions of this Indenture.

  Any moneys constituting any part of the Maintenance and Replacement Fund may be withdrawn from time to time by the Company to reimburse it for net property additions acquired or constructed by the Company, which under the provisions of (S)3.02, (S)3.03, (S)3.04, (S)3.05 and (S)3.06 might otherwise be made the basis of the issue of bonds hereunder, except that such moneys shall be withdrawn to the extent of one hundred per centum (100%) thereof instead of sixty per centum (60%) as provided in (S)3.04, upon delivery to the Trustee of the written request of the Company, expressed by a certified resolution, and such certificates, opinions, instruments and other documents as would be necessary to comply with all applicable provisions of this Indenture relating to the authentication and delivery of bonds (with such omissions and variations as may be appropriate by reason of the fact that the withdrawal of cash under this Section rather than the authentication and delivery of bonds is being applied for); provided, however, that in no such case shall the Company be required to comply with any earnings requirements; and provided further, that in no such case shall the Company be required to deliver to the Trustee any such resolution or certificate as is described in subdivisions (1) and (6) of (S)3.06 hereof, or any opinions with respect to the authorization by governmental authorities or by the Company of the issue of bonds or with respect to tax laws applicable to the issue of such bonds; and provided further, that in the computation of such net property additions for the purpose of withdrawal of cash under this Section (and irrespective of the computation contained in the engineer's certificate hereinafter in this paragraph referred to) (1) there shall not be deducted property retirements as specified in paragraph (A)(1) of the definition of "net property additions" contained in (S)1.05, and (2) there shall not be added the amount provided to be added by paragraph (B) of said definition. Nevertheless, the engineer's certificate described in subdivision (3) of (S)3.06, shall include, for the purpose of determining the amount of unapplied balance of property additions referred to in Clause (A) of said subdivision (3) to be carried forward into any subsequent engineer's certificate, the statements called for by said subdivision (3).

  Except as otherwise provided in this Section, if the total amount of credits specified in any certificate of the Company filed for such accounting period shall exceed the Standard of Expenditure during such accounting period, the excess, if any, shall be available as a credit in any subsequent certificate of the Company, or, at the option of the Company, if any property additions have previously been used as a credit to, or if any property additions have previously been used for the withdrawal of cash from, the Maintenance and Replacement Fund, such property additions, to the amount of such excess only, may thereafter be used, anything in this Indenture to the contrary notwithstanding, for any purpose for which the same might have been used hereunder, whereupon the amount of such excess available for any such use shall be decreased accordingly.

  The term "gross gas operating revenues" for the purposes of this Section and of (S)4.11 is hereby defined as the amount received or accrued from the sale of gas service after deducting an amount equal to the cost of gas purchased for exchange or resale and rentals paid or incurred for gas properties leased, and adding thereto the amounts received or accrued as rentals or fixed charges for the use by others (or the use by the Company for the account of others) of gas properties owned by the Company (with all interdepartmental items eliminated); provided, however, that there shall be excluded from such operating revenues any revenue derived from the sale or lease of goods, wares and merchandise, equipment, materials or supplies acquired by the Company for the purpose of sale or resale or leasing to its customers in the ordinary course and conduct of its business; and further provided, that any such operating revenues which are in controversy as a result of any litigation, or which have been impounded in such litigation, shall be included in the gross operating revenues for the purpose of this computation only after, and in the year in which, any such operating revenues in controversy or impounded are recovered or, at the option of the Company, after, and in the year in which, it shall have been finally determined that such operating revenues belong to the Company.

  The Company further covenants that it will promptly classify as retired for the purpose of any computation of net property additions hereunder all mortgaged property that (a) has permanently ceased to be used or useful in the business of producing, manufacturing, transmitting, distributing or supplying water or gas, or (b) has been abandoned.

SECTION 4.11

  The Company hereby covenants as follows:
    * * * *

  (S)4.11. That, so long as any of the bonds of the 2 7/8% Series due 1976, the 3 1/2% Series due 1982, the 4 7/8% Series due 1987, the 4 3/4% Series due 1983, the 5 1/2% Series due 1985, the 5% Series due 1986, the 4 5/8% Series due 1988, the 5 7/8% Series due 1991, the 9% Series due 1991, the 6 7/8%
Series due 1992, the 10% Series due 1995, the 9 1/4% Series due 1996, the 8% Series due 1997, the 9.57% Series due 1996, the 9.23% Series due 1999, the
9.34% Series due 2019, the 7.20% Series due 2017, the 8.375% Series due 2002, the 7.125% Series due 2002, the 6.05% Series due 2019 and the 7% Series due
2017 shall be outstanding, the Company will not declare or pay any dividends on its common stock (other than dividends payable in shares of its common stock), or make any other distribution on any shares of its common stock, or purchase any shares of its common stock if, as a result thereof, the amount of such dividends, distributions and purchases exceeds the amount of the earned surplus of the Company, determined in accordance with accepted accounting practice; provided, however, that, for the purposes of this (S)4.11, in determining at any time or from time to time the amount of earned surplus there shall be included in operating expenses an amount for maintenance and repairs to, and as provision for reserves for renewals and replacements, retirements or depreciation of the Company's water and gas properties, equivalent to the Standard of Expenditure, as said term is defined in (S)4.10; provided, however, that the foregoing shall not restrict the Company from paying to PEI following the consummation of the Sale of the Water Business (i) an amount not to exceed $85 million to enable the Company to repurchase shares of its common stock, which funds would, in turn, be utilized by PEI to repurchase shares of PEI common stock and (ii) a one-time special dividend of a $30 million promissory note to reduce by $30 million PEI's common shareholder's investment in the Company, and that such payment and dividend shall not reduce the amount of the earned surplus of the Company for purposes of any determination thereof under this (S)4.11.

SECTION 8.03

  (S)8.03. The Company shall have the right at any time and from time to time, unless, to the knowledge of the Trustee, a default as defined in (S)9.01 shall have happened and shall be continuing, to sell or exchange any part of the mortgaged property (except any cash or prior lien bonds held by the Trustee) which shall no longer be advantageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company. The consideration received for such property so sold or exchanged may be (i) cash, and/or (ii) obligations secured by purchase money mortgage on such property, but such obligations shall not exceed in aggregate principal amount sixty per centum (60%) of the then fair value of the property to be released (as established either by the engineer's certificate referred to in sub-paragraph (C) below or the independent engineer's certificate referred to in sub-paragraph (D) below, whichever shall be the higher), and the aggregate principal amount of such obligations at any time held as a part of the mortgaged property shall not exceed ten per centum (10%) of the aggregate principal amount of bonds at the time outstanding under this Indenture, and/or
(iii) any additional property of such character as would be included in the definition of property additions contained in (S)1.05. The Trustee shall, from time to time, release such property so sold or exchanged from the operation and lien of this Indenture, but only upon receipt of:

    (A) A written request of the Company, evidenced by a certified resolution of the Board, requesting such release and describing the property so to be released;

    (B) A certificate of the Company stating that no default as defined in
  (S)9.01 has happened and is continuing;

    (C) An engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, setting forth in substance as follows:

      (1) that the Company has sold or exchanged or has contracted to sell or exchange the property so to be released for a consideration described, in reasonable detail, in said certificate, and that such sale or exchange is desirable in the conduct of the business of the Company, and that the property to be released is no longer advantageous in the judicious management and maintenance of the mortgaged property or in the conduct of the business of the Company;

      (2) the then fair value, in the opinion of the signers, of the property to be released;

      (3) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that all such additional property is of such character as would be included in the definition of property additions contained in (S)1.05, and setting forth the then fair value to the Company, in the opinion of the signers, of all such additional property; and if such additional property is subject to a prior lien, showing that the application satisfies the requirements of (S)4.16 and (S)4.18;

      (4) that the consideration described in said certificate has a then fair value at least equal to the then fair value of the property to be released, in each case after deducting the principal amount of any indebtedness secured by prior liens on such property (if an independent engineer's certificate as provided for in the following sub-paragraph
    (D) is required, either with respect to the property to be released or additional property included in the consideration therefor, the then fair value of the property to be released and/or of any such additional property shall be as stated in such engineer's certificate or in such independent engineer's certificate, whichever shall be the higher); and

      (5) that such release is, in the opinion of the signer, desirable in the conduct of the business of the Company and will not impair the security under this Indenture in contravention of the provisions hereof.

    (D) In case, as shown by said engineer's certificate, the fair value of the property to be released and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to sub-paragraph (C), and any similar certificates pursuant to sub-paragraph (C) and any other sections of this Article 8, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding, unless the fair value of the property to be released, as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, an independent engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value; stating that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the provisions hereof; and in case, as shown by said engineer's certificate, the consideration for the property to be released includes additional property of a fair value to the Company not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, and if such property has, within six months prior to the date of acquisition thereof by the Company, been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, a similar independent engineer's certificate with respect to the then fair value to the Company of such additional property shall also be furnished to the Trustee;

    (E) Any and all money and obligations stated in said engineer's certificate to be consideration for the property so to be released; provided, however, that if the property to be released shall be subject to any prior lien, the cash or obligations otherwise deliverable to the Trustee in accordance with the provisions of this Section in respect of the release of such property shall, to the extent required by reason of the existence of such prior lien, as shall be stated in the opinion of counsel referred to in sub-paragraph (G) below, be paid or delivered to the trustee or other holder of such prior lien, and, in such event, there shall be delivered to the Trustee hereunder, in lieu of such cash or obligations, a certificate or receipt of such trustee or other holder that such cash or obligations have been paid or delivered to it or them.

    (F) The mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, specified in clause (4) of the opinion of counsel referred to in the following sub-paragraph (G);

    (G) An opinion of counsel:

      (1) stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the consideration described in the engineer's certificate delivered to the Trustee pursuant to sub-paragraph (C) of this Section, the property so sold or exchanged may be released from the operation of the lien of this Indenture pursuant to the provisions of this Section;

      (2) stating that any obligations included in the consideration for such release are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon the property so to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon just prior to such release as liens prior to the lien of this Indenture; and, in case any such prior lien shall have so existed on such property, stating the extent, if any, to which the trustee or other holder of such prior lien is entitled to the money and obligations stated in said engineer's certificate to be consideration for such property;

      (3) stating, in case the Trustee is requested to release any franchise, that such release will not impair the right of the Company to operate any of its remaining properties;

      (4) in case the consideration for the property to be released consists, in whole or in part, of additional property, specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of this Indenture the additional property described in the above-mentioned engineer's certificate, or stating that said additional property is then subject to the direct lien of this Indenture and that no such mortgage, deed, conveyance, assignment, transfer or instrument of further assurance is necessary for such purpose; and

      (5) in case the consideration for the property to be released consists, in whole or in part, of additional property, stating that the Company has acquired a good and valid legal title to such additional property, and that the same and every part thereof is free and clear of all liens, charges or encumbrances prior to the lien of this Indenture, except specified prior liens, prepaid liens and

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

    permitted encumbrances; and stating also that the Company has lawful power to acquire, own and use said additional property in its business;

    (H) A certificate of the Company and an opinion of counsel as to compliance with conditions precedent.

  The fact that the mortgaged property consists of gas properties shall not be deemed to prevent the Company from selling or otherwise disposing of its gas properties although the effect of such sale or other disposition is to divest the Company of all interest in the gas business. Notwithstanding the foregoing, nothing in this Indenture shall prevent the Company from obtaining releases from the lien of this Indenture of (a) all real and personal property of the Company which are not used exclusively in the Company's gas utility operations and (b) all real and personal property of the Company which is the subject of the operating and maintenance easement agreement to be executed by the Company and PAWC in connection with the Sale of the Water Business (the releases referenced in clauses (a) and (b) of this sentence are hereby collectively referred to herein as the "Special Release"). Notwithstanding anything set forth in (S)8.03, the Company shall not be required to comply with the conditions set forth in paragraphs (C), (D), (E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 or lines six through twelve (other than the word "requested" in line six) of paragraph (G)(1) in connection with obtaining the Special Release and the Trustee shall execute and deliver the Special Release to the Company without receipt of items set forth in paragraphs (C), (D), (E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 and
lines six through twelve (other than the word "requested" in line six of paragraph (G)(1)) [As reprinted in this Annex, lines six through twelve of
(S)(G)(1) of the Original Indenture are contained in lines three through six of
(S)(G)(1) on the preceding page (except for the words "Trustee to execute and deliver the release requested" contained in line 4 of the reprinted (S)(G)(1))]. In connection with obtaining the Special Release, the Company shall deliver to the Trustee (x) a certificate of the Company stating the book value of the remaining property viz: all real and personal property of the Company which are used exclusively in connection with the Company's gas utility operations, following the release of the real and personal property which are the subject of the Special Release and (y) a certificate of an independent engineer stating that based upon the results of an appraisal performed by such independent engineer, the aggregate fair value of such remaining property following the release of the real and personal property which is the subject of the Special Release exceeds 166 2/3% of the aggregate principal amount of the bonds issued under this Indenture which will be outstanding immediately following the consummation of the Sale of the Water Business.

SECTION 8.11

  (S)8.11. All moneys received by the Trustee in consideration of any release by the Trustee under this Article, including payment on account of the principal of any obligations secured by purchase money mortgage, and all moneys elsewhere herein provided to be held and applied as in this Section provided, and all moneys, if any, received by the Trustee the disposition of which is not elsewhere herein specifically otherwise provided for,--(herein sometimes referred to as "trust moneys"), shall be held by the Trustee as a part of the mortgaged property, and, upon default in the payment of the principal of any of the bonds when and as the same shall become due and payable, whether by the terms thereof or by declaration or otherwise, as herein provided, said moneys shall be forthwith applicable to the purposes specified in, and in accordance with the provisions of, (S)9.09; but, unless a default as defined in (S)9.01 shall have happened and shall be continuing, all or any part of said trust moneys, at the request and election of the Company, shall, subject to the provisions of this (S)8.11, and subject also to the provisions of (S)8.13, be applied by the Trustee from time to time as follows:

    (1) Trust moneys may be withdrawn from time to time by the Company (a) in an amount equal to the cost of property additions (not theretofore funded) acquired, made or constructed subsequent to or concurrently with the receipt by the Trustee of the trust moneys then being withdrawn, and/or (b) in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall then be entitled under the provisions of (S)3.02, (S)3.03, (S)3.04, (S)3.05 and (S)3.06,
  and/or (c) in an amount equal to the principal amount of bonds to the authentication and delivery of which the Company shall be entitled under the provisions of (S)3.07, and (S)3.11, but only to the extent that the right of the Company to such authentication and delivery of bonds under (S)3.07 and (S)3.11 is based upon the payment, retirement or redemption of bonds or prior lien bonds which have theretofore been outstanding as a result of a bona fide sale; and provided, however, that if the application for such withdrawal of cash is based upon the fact that the Company is entitled to the authentication and delivery of bonds, such application shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such cash is withdrawn, and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder; or

    (2) Trust moneys may, upon the written request of the Company, delivered to the Trustee, be applied by the Trustee to the purchase, in accordance with the provisions of (S)8.12, of bonds issued hereunder; or

    (3) Trust moneys may, upon the written request of the Company, delivered to the Trustee, be applied by the Trustee to the redemption of any bonds issued hereunder which by their terms are redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article 5 hereof, but in the case of any such redemption, the Company shall at the time of the delivery of such request to the Trustee (or at any later date satisfactory to the Trustee) pay to the Trustee, to be held and applied as trust moneys in accordance with the provisions of said Article 5, an amount in cash equal to the redemption premium, if any, and accrued interest required to be paid upon redemption of the bonds so to be redeemed, to the end that the trust moneys shall not be diminished by the payment therefrom of redemption premium, if any, or interest.

  Trust moneys shall from time to time be paid out or used or applied by the Trustee as aforesaid upon receipt by the Trustee of (a) the written request of the Company; (b) a certificate of the Company and an opinion of counsel as to compliance with conditions precedent. In case the withdrawal of trust moneys is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under subdivision (1) of this Section) the Company, except as otherwise in this Section provided, shall comply with all applicable provisions of this Indenture relating to such authentication and delivery (with such omissions and variations as may be appropriate by reason of the fact that the withdrawal of trust moneys under this Section rather than the authentication and delivery of bonds is being applied for); provided, however, that in no such case shall the Company be required to deliver to the Trustee any such resolution or certificate as is described in subdivisions (1) and (6) of (S)3.06, or the resolution described in subdivision (1) of (S)3.07, or the net earnings certificate provided for in (S)3.07 or (S)3.11, or such parts of the opinions described in subdivision (7) of (S)3.06 and in subdivision (3) of (S)3.07 as relate solely to the authorization by governmental authorities or by the Company of the issue of bonds and as relate to tax laws applicable to the issue of bonds, or to comply with any earnings requirements.

  If the amount of the property additions specified in the engineer's certificate filed pursuant to this Section as the basis for the application for the withdrawal of trust moneys shall exceed the amount required for the withdrawal of the trust moneys then being withdrawn, the excess, if any, may thereafter be used, anything in this Indenture to the contrary notwithstanding, for any purpose for which the same might have been used if not included in the engineer's certificate filed in connection with the withdrawal of trust moneys from the Trustee. In any case where the property additions being certified include property which, within six months prior to the date of acquisition thereof by the Company, have been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such property is not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, the Trustee shall also be furnished with an independent engineer's certificate as to the fair value to the Company of such property.

  All trust moneys amounting to $25,000 or more remaining in the hands of the Trustee for a period of three years after the deposit thereof as trust moneys and in respect of which no request pursuant to this Section shall have been filed by the Company within said three-year period, shall be applied forthwith by the Trustee to the purchase of bonds in the manner provided in subdivision
(2) of this Section or at the election of the Trustee to the redemption of bonds in the manner provided in subdivision (3) of this Section, choosing for such redemption bonds of the series designated by the Company; and the Company in any such case, upon written notice from the Trustee, shall pay to the Trustee additional cash equal to all accrued interest and premium payable upon any such purchase or redemption, as provided in subdivision (3) of this Section with respect to the redemption of bonds and as provided in (S)8.12 with respect to the purchase of bonds. In the event of any election, as aforesaid, by the Trustee to redeem bonds, the Company shall, upon written notice from the Trustee, give or cause to be given the notice required in respect of the redemption of such bonds, and if the Company shall fail to give such notice or cause such notice to be given the Trustee shall have full power and authority to give such notice or cause such notice to be given in the name and on behalf of the Company. The Company shall pay to the Trustee all expenses incurred by the Trustee in connection with any purchase or redemption of bonds pursuant to this Section.

  Any bonds (together with any coupons thereto appurtenant) delivered to the Trustee pursuant to the provisions of this (S)8.11, and any bonds purchased or redeemed through the application of trust moneys pursuant to the provisions of this (S)8.11, shall forthwith be cancelled by the Trustee, and shall thereafter be cremated if in coupon form or delivered to the Company if in fully registered form.

  The provisions set forth in this (S) 8.11 shall not apply to any consideration to be received by the Company in connection with the properties which are the subject of the Special Release, the Company shall not be required to pay any such consideration to the Trustee and no part of any such consideration shall be deemed to be "trust moneys" for the purposes of this Indenture.